UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2005

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94019

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Effective as of July 11, 2005 the Compensation Committee of the Board of Directors of Depomed, Inc. (the “Company”) approved the Company’s Bonus Plan attached hereto as Exhibit 10.1 (the “Bonus Plan”).

The Bonus Plan is designed to provide employees with a performance-based plan that rewards the achievment of individual goals and corporate performance.  All of the Company’s management staff (including executive officers) are eligible to participate in the Bonus Plan.

Bonuses are calculated based upon formula which takes into account the participant’s base salary, the Company’s overall performance in relation to its corporate goals and the performance of the participant in relation to his/her individual goals, weighted to reflect the significance of the goal and the level of effort required to achieve it.

Bonuses will be calculated and paid by March 31 after the end of the performance year during which the bonuses were earned.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

10.1	Depomed, Inc. Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: July 14, 2005	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
10.1	Depomed, Inc. Bonus Plan